Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 13, 2006, the Company acquired all of the outstanding share capital of FormScape Group Ltd. (“Formscape”). Formscape is a UK-based company with operations in the United States, United Kingdom and Germany. The purchase consideration for Formscape was approximately $17.0 million of cash and $5.2 million (521,159 shares) of the Company’s common stock, as valued on the date of the acquisition.

The unaudited pro forma condensed combined balance sheets as of June 30, 2006 and September 30, 2006 were prepared as if the acquisitions had occurred on those dates and combine the historical balance sheets of the Company as of those dates with the historical balance sheets of Formscape as of April 30, 2006 and July 31, 2006, respectively. The unaudited pro forma condensed combined statements of operations for the twelve months ended June 30, 2006 and the three months ended September 30, 2006 were prepared as if the acquisition had occurred at the beginning of each of those periods and combine the historical statements of operations of the Company for the twelve and three month periods then ended with the historical statements of operations of Formscape for the twelve and three month periods ended April 30, 2006 and July 31, 2006, respectively. The historical balance sheet information for Formscape has been translated from Pounds Sterling to US Dollars at the exchange rates in effect at April 30, 2006 and July 31, 2006, respectively. The historical statements of operations for Formscape have been translated from Pounds Sterling to US Dollars at the average exchange rates in effect for the twelve month and three month periods ending April 30, 2006 and July 31, 2006, respectively.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only, to show the effect of the combination of the Company and Formscape on a historical basis. These financial statements do not purport to be indicative of the financial position or results of operations that would have actually occurred had the business combination been in effect at those dates, nor do they project the results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. The purchase price allocation is not finalized, as the Company was still in the process of obtaining fair value estimates of assets acquired (including intangible assets) and liabilities assumed (including acquired deferred revenue) as of the date of this filing. Accordingly, the Company has prepared the pro forma adjustments based on assumptions that it believes are reasonable but that are subject to change as additional information becomes available and the preliminary purchase price allocation is finalized.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2006

(Unaudited)

(Amounts in US $, in thousands)

	Historical Bottomline	Historical Formscape	Eliminations		Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and marketable securities	80,497	795			(17,602	)(A)	63,690
Accounts receivable, net	21,043	3,333	(28	)(1)			24,348
Other current assets	4,864	1,026					5,890

Total current assets	106,404	5,154	(28)		(17,602)		93,928
Property, plant and equipment, net	7,106	823					7,929
Intangible assets, net	61,077	10,403			18,294	(B)	89,774
Other assets	1,247	—					1,247

Total assets	175,834	16,380	(28)		692		192,878

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	5,990	923					6,913
Accrued expenses	8,660	1,870	(83	)(1)	895	(C)	11,342
Deferred revenue and deposits	19,880	5,237			(1,118	)(D)	23,999
Other current liabilities	—	1,822			(1,822	)(E)	—
Current portion of long term debt	—	447			(381	)(F)	66

Total current liabilities	34,530	10,299	(83)		(2,426)		42,320
Deferred revenue and deposits, non current	1,249	892			(190	)(D)	1,951
Deferred income taxes	2,985	—			3,339	(G)	6,324
Other liabilities	462	—					462
Long term debt, net of current portion	—	340			(271	)(F)	69

Total liabilities	39,226	11,531	(83)		452		51,126
Stockholders' equity:
Common stock	23	16			(11	)(H)	28
Additional paid-in-capital	246,543	4,136			1,065	(H)	251,744
Share redemption premium	—	872			(872	)(H)
Accumulated other comprehensive income	3,585	(117)					3,468
Treasury stock	(748)	—					(748)
Accumulated deficit	(112,795)	(58)	55	(1)	58	(H)	(112,740)

Total stockholders' equity	136,608	4,849	55		240		141,752

Total liabilities and stockholders' equity	175,834	16,380	(28)		692		192,878

Eliminating Entries:

(1)	Adjustment to eliminate amounts due to Formscape from Bottomline Technologies, Ltd.

Pro-Forma Adjustments:

(A)	Adjustment to reflect cash issued as purchase consideration by Bottomline ($16,950) and cash paid by Formscape immediately prior to the acquisition to pay off certain pre-existing bank debt ($652).

(B)	Adjustment to reflect net increase to intangible assets arising from the acquisition, consisting of acquired technology ($4,390), customer related assets ($12,462) and goodwill ($1,442).

(C)	Adjustment to accrue acquisition related costs.

(D)	Adjustment to revalue acquired software support and maintenance deferred revenue to fair value, as required under US GAAP purchase accounting rules.

(E)	Adjustment to reflect the payment of amounts due to preferential shareholders of Formscape, such amounts having been satisfied at the acquisition closing.

(F)	Adjustment to reflect repayment of certain pre-existing bank debt of Formscape, such amounts having been paid by Formscape immediately prior to the acquisition by Bottomline.

(G)	Adjustment to reflect deferred tax liabilities relating to certain intangible assets arising in the acquisition. The deferred tax liabilities relate to intangible assets that will be amortized for financial reporting purposes but that will not be deductible for tax purposes.

(H)	Adjustment to reflect the elimination of the historic Formscape equity accounts, net of the effect of the issuance of 521 shares of common stock by Bottomline as purchase consideration for the acquisition. The fair value of the common stock issued by Bottomline, as measured as of the closing date of the acquisition, was $5,206 and resulted in an increase to Common Stock and Additional Paid in Capital of $5 and $5,201, respectively.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED JUNE 30, 2006

(Unaudited)

(Amounts in US $, in thousands except per share amounts)

	Historical Bottomline	Historical Formscape	Eliminations		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	12,236	6,856	(94	)(1)			18,998
Service and maintenance	74,801	11,768	(2	)(1)	(1,308	)(A)	85,259
Equipment and supplies	14,628	184	(7	)(1)			14,805

Total revenues	101,665	18,808	(103)		(1,308)		119,062
Cost of revenues:
Software licenses	1,419	427	(80	)(2)			1,766
Service and maintenance	32,724	3,227					35,951
Equipment and supplies	11,639	192					11,831

Total cost of revenues	45,782	3,846	(80)				49,548
Gross profit	55,883	14,962	(23)		(1,308)		69,514
Operating expenses:
Sales and marketing	25,512	7,275					32,787
Product development and engineering	12,417	3,517					15,934
General and administrative	17,889	4,773					22,662
Amortization of intangible assets	4,491	—			3,956	(B)	8,447

Total operating expenses	60,309	15,565			3,956		79,830
Income (loss) from operations	(4,426)	(603)	(23)		(5,264)		(10,316)
Other, net	3,252	(739)			(848	)(C)	1,665
Income (loss) before provision for income taxes	(1,174)	(1,342)	(23)		(6,112)		(8,651)
Provision (benefit) for income taxes	660	(278)	24	(3)	—		406

Net income (loss)	(1,834)	(1,064)	(47)		(6,112)		(9,057)

Basic net income (loss) per common share	(0.08)						(0.39)
Diluted net income (loss) per common share	(0.08)						(0.39)

Shares used in computing basic net income (loss) per share	22,838				521	(D)	23,359
Shares used in computing diluted net income (loss) per share	22,838				521	(D)	23,359

Eliminating Entries:

(1)	Adjustment to eliminate sales transactions between Bottomline Technologies, Ltd. and Formscape for the periods presented.

(2)	Adjustment to eliminate cost of sales transactions between Bottomline Technologies, Ltd. and Formscape for the periods presented.

(3)	Tax impact of eliminating entries.

Pro-Forma Adjustments:

(A)	Adjustment to reflect the estimated reduction to annual software maintenance revenue as a result of the revaluation of the acquired deferred revenue to fair value, as required under US GAAP purchase accounting rules.

(B)	Adjustment to reflect the increase to annual amortization expense of specifically identifiable intangible assets arising in the acquisition. The expense amount consists of amortization of $1,463 relating to acquired technology and $2,493 relating to acquired customer related assets. The acquired technology has an estimated fair value of $4,390 as of the acquisition date and is being amortized over a useful life of three years. The acquired customer related assets have an estimated fair value of $12,462 as of the acquisition date and are being amortized over a useful life of five years.

(C)	Adjustment to reflect a reduction in annual interest income as a result of the cash consideration issued by Bottomline ($16,950). The estimated impact on interest income assumes a 5% annual interest income rate.

(D)	Adjustment to reflect the impact on shares outstanding, for purposes of computing earnings per share, of the 521 shares of common stock issued by Bottomline as purchase consideration.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2006

(Unaudited)

(Amounts in US $, in thousands)

	Historical Bottomline	Historical Formscape	Eliminations		Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and marketable securities	81,810	1,227			(17,525	)(A)	65,512
Accounts receivable, net	20,190	2,976					23,166
Other current assets	4,874	909					5,783

Total current assets	106,874	5,112			(17,525)		94,461
Property, plant and equipment, net	7,126	764					7,890
Intangible assets, net	59,979	10,665			18,347	(B)	88,991
Other assets	1,857	—					1,857

Total assets	175,836	16,541			822		193,199

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	6,815	664					7,479
Accrued expenses	8,070	2,220	(84	)(1)	895	(C)	11,101
Deferred revenue and deposits	19,208	5,588			(1,181	)(D)	23,615
Other current liabilities	—	1,588			(1,588	)(E)	—
Current portion of long term debt	—	474			(405	)(F)	69

Total current liabilities	34,093	10,534	(84)		(2,279)		42,264
Deferred revenue and deposits, non current	1,644	600			(127	)(D)	2,117
Deferred income taxes	2,948	—			3,339	(G)	6,287
Other liabilities	482	—					482
Long term debt, net of current portion	—	239			(170	)(F)	69

Total liabilities	39,167	11,373	(84)		763		51,219
Stockholders' equity:
Common stock	23	17			(12	)(H)	28
Additional paid-in-capital	248,945	4,241			960	(H)	254,146
Share redemption premium	—	613			(613	)(H)	—
Accumulated other comprehensive income	4,091	21					4,112
Treasury stock	(2,115)	—					(2,115)
Accumulated deficit	(114,275)	276	84	(1)	(276	)(H)	(114,191)

Total stockholders' equity	136,669	5,168	84		59		141,980

Total liabilities and stockholders' equity	175,836	16,541	—		822		193,199

Eliminating Entries:

(1)	Adjustment to eliminate amounts due to Formscape from Bottomline Technologies, Ltd.

Pro-Forma Adjustments:

(A)	Adjustment to reflect cash issued as purchase consideration by Bottomline ($16,950) and cash paid by Formscape immediately prior to the acquisition to pay off certain pre-existing bank debt ($575).

(B)	Adjustment to reflect net increase to intangible assets arising from the acquisition, consisting of acquired technology ($4,390), customer related assets ($12,462) and goodwill ($1,495).

(C)	Adjustment to accrue acquisition related costs.

(D)	Adjustment to revalue acquired software support and maintenance deferred revenue to fair value, as required under US GAAP purchase accounting rules.

(E)	Adjustment to reflect the payment of amounts due to preferential shareholders of Formscape, such amounts having been satisfied at the acquisition closing.

(F)	Adjustment to reflect repayment of certain pre-existing bank debt of Formscape, such amounts having been paid by Formscape immediately prior to the acquisition by Bottomline.

(G)	Adjustment to reflect deferred tax liabilities relating to certain intangible assets arising in the acquisition. The deferred tax liabilities relate to intangible assets that will be amortized for financial reporting purposes but that will not be deductible for tax purposes.

(H)	Adjustment to reflect the elimination of the historic Formscape equity accounts, net of the effect of the issuance of 521 shares of common stock by Bottomline as purchase consideration for the acquisition. The fair value of the common stock issued by Bottomline, as measured as of the closing date of the acquisition, was $5,206 and resulted in an increase to Common Stock and Additional Paid in Capital of $5 and $5,201, respectively.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2006

(Unaudited)

(Amounts in US $, in thousands except per share amounts)

	Historical Bottomline	Historical Formscape	Eliminations	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	1,851	1,896				3,747
Service and maintenance	19,991	3,105		(327	)(A)	22,769
Equipment and supplies	3,380	79				3,459

Total revenues	25,222	5,080		(327)		29,975
Cost of revenues:
Software licenses	197	50				247
Service and maintenance	8,629	695				9,324
Equipment and supplies	2,526	68				2,594

Total cost of revenues	11,352	813				12,165
Gross profit	13,870	4,267		(327)		17,810
Operating expenses:
Sales and marketing	6,307	1,356				7,663
Product development and engineering	3,753	908				4,661
General and administrative	4,797	1,459				6,256
Amortization of intangible assets	1,461	—		989	(B)	2,450

Total operating expenses	16,318	3,723		989		21,030
Income (loss) from operations	(2,448)	544		(1,316)		(3,220)
Other, net	969	(206)		(212	)(C)	551

Income (loss) before provision for income taxes	(1,479)	338		(1,528)		(2,669)
Provision for income taxes	1	3		—		4

Net income (loss)	(1,480)	335		(1,528)		(2,673)

Basic net income (loss) per common share	(0.06)					(0.11)
Diluted net income (loss) per common share	(0.06)					(0.11)

Shares used in computing basic net income (loss) per share	23,430			521	(D)	23,951
Shares used in computing diluted net income (loss) per share	23,430			521	(D)	23,951

Pro-Forma Adjustments:

(A)	Adjustment to reflect the estimated reduction to quarterly software maintenance revenue as a result of the revaluation of the acquired deferred revenue to fair value, as required under US GAAP purchase accounting rules.

(B)	Adjustment to reflect the increase to quarterly amortization expense of specifically identifiable intangible assets arising in the acquisition. The expense amount consists of amortization of $366 relating to acquired technology and $623 relating to acquired customer related assets. The acquired technology has an estimated fair value of $4,390 as of the acquisition date and is being amortized over a useful life of three years. The acquired customer related assets have an estimated fair value of $12,462 as of the acquisition date and are being amortized over a useful life of five years.

(C)	Adjustment to reflect a reduction in quarterly interest income as a result of the cash consideration issued by Bottomline ($16,950). The estimated impact on interest income assumes a 5% annual interest income rate.

(D)	Adjustment to reflect the impact on shares outstanding, for purposes of computing earnings per share, of the 521 shares of common stock issued by Bottomline as purchase consideration.